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Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996 accompanying the financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 2, 1996 accompanying the financial statements of Separate Account One of The Manufacturers Life Insurance Company of America, in Post-Effective Amendment No. 12 to the Registration Statement No. 2-88607 on Form S-6 and related prospectus of Separate Account One of The Manufacturers Life Insurance Company of America.

                                        Ernst & Young LLP

                                        ERNST & YOUNG LLP

Philadelphia, Pennsylvania

December 23, 1996